Exhibit 13.3 Testing the Water Material - Campaign Material

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Put some pep in your pet's step. We're here to help with our True HempTM Chews, Oils, and Sticks for CALMING, HIP+JOINT and IMMUNE+HEART support.
- Only 2 weeks until our big announcement. Sign up to #ReturnTheLove at http://bit.ly/TrueLeaf
- #Dogs #Health #Hemp #Natural #DogLover #HealthyPets

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SEC Disclaimer

True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm You should read the offering circular before making any investment. https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm

See how we plan to utilize nature's best to transform the pet supplement market.
- Partner with True Leaf at http://bit.ly/TrueLeaf
- #ReturnTheLove #Dogs #Health #Hemp #Natural #Healthy #Wellness

...

SEC Disclaimer

True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from https://www.sec.gov/Archives/edgar/data/1698370/000169837017000003/tlsuccess02172017.htm You should read the offering circular before making any investment. https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm

You #ReturnTheLove to them. Now, we're ready to do the same! A big announcement on how YOU can join the True Leaf family is coming soon.
- Be the first to hear our investment opportunity by signing up here: http://bit.ly/TrueLeaf
- #Dogs #Health #Hemp #TrueLeaf #Pets #HealthyPets

...

SEC Disclaimer

True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from https://www.sec.gov/Archives/edgar/data/1698370/000169837017000003/tlsuccess02172017.htm You should read the offering circular before making any investment. https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm

Whether CALMING, HIP+JOINT, or IMMUNE+HEART, we've got your pup covered from nose to tail.
- Exciting news coming soon! Partner with True Leaf here: http://bit.ly/TrueLeaf
- #Dogs #Health #Hemp #ReturnTheLove #HealthyDog #HealthyPet #Pets

...

SEC Disclaimer

True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from https://www.sec.gov/Archives/edgar/data/1698370/000169837017000003/tlsuccess02172017.htm You should read the offering circular before making any investment. https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm

The opportunity for you to join the True Leaf family is coming soon.
- Sign up to be the first to hear about our upcoming investment opportunity: http://bit.ly/TrueLeaf
- #Dogs #Health #Hemp #DogLovers #Love #HealthyDog #ILoveMyDog #ReturnTheLove

...

SEC Disclaimer
True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from https://www.sec.gov/Archives/edgar/data/1698370/000169837017000003/tlsuccess02172017.htm You should read the offering circular before making any investment. https://www.sec.gov/Archives/edgar/data/1698370/000169837017000007/trueleaf-amend05152017.htm

We are working on the final details of our crowdfunding campaign to make sure it is the best it can be. Sign up for updates along the way at http://bit.ly/TrueLeaf and get ready to join the True Leaf family. - #TrueLeaf #Pets #Family #Crowdfunding #EquityCrowdfunding #Natural SEC Disclaimer True Leaf Medicine International Ltd. is testing the waters to gauge market demand for a proposed Regulation A Tier 2 offering. No money or other consideration is being solicited, and if sent in response to any solicitation, it will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until an offering statement on Form 1-A is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Any person's indication of interest involves no obligation or commitment of any kind. An offering statement regarding this offering has been filed with the SEC. You may obtain a copy of the offering circular that is part of that offering statement from: [url to latestet version of offering statement on SEC website] You should read the offering circular before making any investment. [url to latestet version of offering circular on SEC website]

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See how we plan to utilize nature's best to transform the #pet supplement market.
Partner with us at http://buff.ly/2sjZZKY #ReturnTheLove

You #ReturnTheLove to them. Now,
we're ready to do the same! Announcement on how YOU can join the family coming soon http://buff.ly/2sBiVrL

We're on a mission to provide#health and #wellness for people &
pets through our research of#hemp and #cannabis - http://buff.ly/2syCsbi

Whether CALMING, HIP+JOINT, or IMMUNE+HEART, we've got your #pup covered from nose to tail. Partner with True Leaf http://buff.ly/2tb6pw7

The opportunity to join the #TrueLeaf family is coming
soon! Be the 1st to hear about our #investment opportunity http://buff.ly/2twh5ol

We are working on the final details of our #Crowdfunding campaign to make sure it is the best it can be http://buff.ly/2hlXo1i #Pets

Get ready! Our anticipated #crowdfunding campaign will launch in August. Be first to hear the news - http://buff.ly/2u7K4SR #Cannabis

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